As filed with the Securities and Exchange Commission on January 6, 2017

Registration No. 333-196282

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

REVEN HOUSING REIT, INC.

(Exact name of registrant as specified in its governing instruments)

875 Prospect Street, Suite 304
La Jolla, California 92037
(858) 459-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chad M. Carpenter
Chief Executive Officer
875 Prospect Street, Suite 304
La Jolla, California 92037
(858) 459-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel K. Donahue, Esq.
Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Telephone: (949) 732-6500
Facsimile: (949) 732-6501

Approximate date of commencement of proposed sale to public: As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	5,000,000	$5.00	$25,000,000	$2,517.50	(1)(2)

(1)	Calculated pursuant to Rule 457(g).
(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

DEREGISTRATON OF SECURITIES

Reven Housing REIT, Inc. (the “Company”) is filing this Post-Effective Amendment No. 3 (“Amendment”) to withdraw and remove from registration the unsold shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Registration Statement on Form S-11 (SEC File No. 333-196282) filed with the Securities and Exchange Commission (the “SEC”) on May 27, 2014 and initially declared effective on February 11, 2016 (the “Registration Statement”), pertaining to the registration of 5,000,000 shares of Common Stock, of which 1,305,380 shares of Common Stock are unsold as of the date of this Amendment.

The Company has terminated the offering conducted by way of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Amendment to deregister all such securities of the Company registered under the Registration Statement that remain unsold as of the effective date of this Amendment.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on the 6th day of January 2017. No other person is required to sign this Post-Effective Amendment No. 3 to the Registration Statement on Form S-11 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

REVEN HOUSING REIT, INC.

By:	/s/ Chad M. Carpenter Chad M. Carpenter Chief Executive Officer